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EXHIBIT 10.22

LA QUINTA CORPORATION Employee Stock Purchase Plan	ENROLLMENT/CHANGE FORM

CHECK ONE:	☐ Start Contributions/Enroll	☐ Stop Contributions/Refund

INSTRUCTIONS TO EMPLOYEES:    Please review the Summary and Prospectus of the La Quinta Corporation Employee Stock Purchase Plan (the "Plan"). Then complete this form to indicate whether you wish to participate in the Plan. You must return your completed form to the Employee Benefits Department at 112 East Pecan Street, San Antonio, TX 75205 within the time frame allowed. If you have any questions regarding this Election Form or the Plan, please see your manager.

PERSONAL INFORMATION:    (Please Print)

NAME (Last/First/Middle Initial)	SOCIAL SECURITY NO.		DATE OF HIRE

HOME ADDRESS	CITY	STATE	ZIP CODE

LOCATION OF EMPLOYMENT OR PROPERTY NUMBER

PARTICIPATION ELECTION:

☐
YES, I elect to participate in the Plan. In accordance with the provisions of the Plan and the rules and procedures of the Committee that administers the Plan, I elect to deduct each pay period the following percentage of my compensation (which includes commissions but excludes overtime and bonuses):

  Circle One:                1%        2%        3%         4%        5%        6%        7%         8%        9%        10%

  This election authorizes La Quinta Corporation or its affiliated companies to deduct this amount from my eligible future after-tax compensation for stock purchases under the Plan, subject to certain limitations, and shall remain in effect until I revoke or change this election in writing in accordance with the Committee's rules and procedures. I understand that the Committee may limit the dates on which I may make such changes.

☐
NO, I do not wish to participate in the Plan. I have been fully informed of my eligibility to participate in the Plan, and I irrevocably waive my right to participate in the Plan for the current Offering Period. I understand that I will not have another opportunity to participate in the Plan until the next Offering Period.

PAYROLL DEDUCTION/PARTICIPATION TERMINATION:

Payroll deductions under the Plan can be terminated for the following reasons:

☐
I hereby elect to voluntarily terminate my participation in the Plan.

  NOTE: Voluntary termination is subject to certain timing and processing restrictions.

☐
My participation in the Plan is cancelled because of termination of employment.

All payroll deductions under the Plan collected in the current Offering Period will be refunded to you after processing of a properly filed Change Form.

Certification:    Under penalties of perjury, I certify that the information provided on this Form is true, correct and complete. I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code. I also acknowledge receipt of the Plan Summary and Prospectus. I agree to be bound by the terms of the Plan. I further agree that this Enrollment/Change Form and my participation in the Plan are subject to all of the terms and conditions of the Plan. I further acknowledge that I must notify the Company if I sell the shares purchased under the Plan within the two-year holding period. I hereby authorize the Company and its subsidiaries to withhold any taxes required to be withheld in connection with the Plan from any payment otherwise due to me. I understand that shares issued will be purchased in my name.

EMPLOYEE SIGNATURE:	DATE:

LIBB/1100981.2

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  EXHIBIT 10.22